EXHIBIT (iii)

Fidelity Bond Premium Allocation
		Sum of
	Gross Assets	Stand-Alone Series	Amount of
	at 7/31/09	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands	Percentage	Premium
	000,000 omitted)	000,000 omitted)	000 omitted)	Allocation	Allocation
Asian Small Companies Portfolio	130.3		525	0.16%	$316.80
Boston Income Portfolio	2,294.5		1700	2.84%	$5,623.26
Capital Growth Portfolio	98.1		450	0.12%	$237.60
Cash Management Portfolio	1,516.4		1500	1.88%	$3,722.44
Dividend Income Portfolio	381.3		750	0.47%	$930.61
Eaton Vance California Municipal Income Trust	140.8		525	0.17%	$336.60
Eaton Vance Enhanced Equity Income Fund	515.4		900	0.64%	$1,267.21
Eaton Vance Enhanced Equity Income Fund II	589.6		900	0.73%	$1,445.41
Eaton Vance Insured California Municipal Bond Fund	433.0		750	0.54%	$1,069.21
Eaton Vance Insured California Municipal Bond Fund II	75.5		450	0.09%	$178.20
Eaton Vance Insured Massachusetts Municipal Bond Fund	38.0		350	0.05%	$99.00
Eaton Vance Insured Michigan Municipal Bond Fund	33.4		300	0.04%	$79.20
Eaton Vance Insured Municipal Bond Fund	1,369.3		1250	1.70%	$3,366.03
Eaton Vance Insured Municipal Bond Fund II	196.1		600	0.24%	$475.20
Eaton Vance Insured New Jersey Municipal Bond Fund	55.1		400	0.07%	$138.60
Eaton Vance Insured New York Municipal Bond Fund	333.4		750	0.41%	$811.81
Eaton Vance Insured New York Municipal Bond Fund II	53.0		400	0.07%	$138.60
Eaton Vance Insured Ohio Municipal Bond Fund	46.9		350	0.06%	$118.80
Eaton Vance Insured Pennsylvania Municipal Bond Fund	59.1		400	0.07%	$138.60
Eaton Vance Limited Duration Income Fund	2,592.2		1900	3.21%	$6,355.86
Eaton Vance Massachusetts Municipal Income Trust	55.6		400	0.07%	$138.60
Eaton Vance Michigan Municipal Income Trust	43.5		350	0.05%	$99.00
Eaton Vance Municipal Income Trust	376.1		750	0.47%	$930.61
Eaton Vance National Municipal Opportunities Trust	329.1		750	0.41%	$811.81
Eaton Vance New Jersey Municipal Income Trust	95.4		450	0.12%	$237.60
Eaton Vance New York Municipal Income Trust	109.1		525	0.14%	$277.20
Eaton Vance Ohio Municipal Income Trust	58.5		400	0.07%	$138.60
Eaton Vance Pennsylvania Municipal Income Trust	56.4		400	0.07%	$138.60
Eaton Vance Risk-Managed Diversified Equity Income Fund	1,154.1		1250	1.43%	$2,831.43
Eaton Vance Short Duration Diversified Income Fund	319.0		750	0.39%	$772.21
Eaton Vance Senior Floating-Rate Trust	641.0		900	0.79%	$1,564.22
Eaton Vance Senior Income Trust	325.7		750	0.40%	$792.01
Eaton Vance Tax-Advantaged Dividend Income Fund	1,427.6		1250	1.77%	$3,504.64
Eaton Vance Floating-Rate Income Trust	730.6		900	0.90%	$1,782.02
Eaton Vance Tax-Advantaged Global Dividend Income Fund	1,341.5		1250	1.66%	$3,286.83
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund	350.7		750	0.43%	$851.41
Eaton Vance Tax-Managed Emerging Markets Fund	1,400.7		1250	1.73%	$3,425.43
Eaton Vance Tax-Managed Buy-Write Income Fund	348.3		750	0.43%	$851.41
Eaton Vance Tax-Managed Buy-Write Opportunities Fund	861.6		1000	1.07%	$2,118.62
Eaton Vance Tax-Managed Diversified Equity Income Fund	1,913.3		1500	2.37%	$4,692.65
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund	1,407.0		1250	1.74%	$3,445.23

	Gross Assets	Stand-Alone Series	Amount of
	at 7/31/09	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands	Percentage	Premium
	000,000 omitted)	000,000 omitted)	000 omitted)	Allocation	Allocation
Eaton Vance Tax-Managed Global Diversified Equity Income Fund	3,652.3		2300	4.52%	$8,949.69
Eaton Vance Credit Opportunities Fund	66.7		400	0.08%	$158.40
Emerging Markets Local Income Portfolio	98.0		450	0.12%	$237.60
Emerging Markets Portfolio	55.9		400	0.07%	$138.60
Floating Rate Portfolio	4,186.6		2500	5.18%	$10,256.50
Global Growth Portfolio	53.9		400	0.07%	$138.60
Government Obligations Portfolio	908.3		1000	1.12%	$2,217.62
Greater China Growth Portfolio	250.6		750	0.31%	$613.81
Multi-Cap Growth Portfolio	172.1		600	0.21%	$415.80
High Income Opportunities Portfolio	655.9		900	0.81%	$1,603.82
International Equity Portfolio	30.6		300	0.04%	$79.20
International Income Portfolio	58.5		400	0.07%	$138.60
Investment Grade Income Portfolio	124.6		525	0.15%	$297.00
Investment Portfolio	229.6		600	0.28%	$554.41
Large-Cap Growth Portfolio	133.1		525	0.16%	$316.80
Large-Cap Portfolio	24.5		250	0.03%	$59.40
Large-Cap Value Portfolio	13,402.3		2500	16.59%	$32,848.53
Multi-Sector Portfolio	32.2		300	0.04%	$79.20
Senior Debt Portfolio	1,539.2		1500	1.91%	$3,781.84
Small-Cap Portfolio	84.4		450	0.10%	$198.00
SMID-Cap Portfolio	138.7		525	0.17%	$336.60
Greater India Portfolio	642.2		900	0.80%	$1,584.02
Special Equities Portfolio	60.9		400	0.08%	$158.40
Global Macro Portfolio	968.0		1000	1.20%	$2,376.02
Tax-Managed Growth Portfolio	9,364.9		2500	11.63%	$23,027.73
Tax-Managed International Equity Portfolio	189.6		600	0.23%	$455.40
Tax-Managed Mid-Cap Core Portfolio	67.6		400	0.08%	$158.40
Tax-Managed Multi-Cap Growth Portfolio	130.3		525	0.16%	$316.80
Tax-Managed Small-Cap Portfolio	157.1		600	0.19%	$376.20
Tax-Managed Small-Cap Value Portfolio	64.1		400	0.08%	$158.40
Tax-Managed Value Portfolio	1,611.5		1500	2.00%	$3,960.04
Dividend Builder Portfolio	1,404.4		1250	1.74%	$3,445.23
Worldwide Health Sciences Portfolio	1,160.0		1250	1.44%	$2,851.23
Alabama Municipals Fund	53.1			0.07%	$138.60
Arizona Municipals Fund	95.5			0.12%	$237.60
Arkansas Municipals Fund	62.6			0.08%	$158.40
California Municipals Fund	213.1			0.26%	$514.81
Colorado Municipals Fund	35.6			0.04%	$79.20
Connecticut Municipals Fund	123.6			0.15%	$297.00
Georgia Municipals Fund	82.1			0.10%	$198.00
Kentucky Municipals Fund	52.9			0.07%	$138.60
Louisiana Municipals Fund	39.8			0.05%	$99.00
Maryland Municipals Fund	93.6			0.12%	$237.60

	Gross Assets	Stand-Alone Series	Amount of
	at 7/31/09	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands	Percentage	Premium
	000,000 omitted)	000,000 omitted)	000 omitted)	Allocation	Allocation
Massachusetts Municipals Fund	235.2			0.29%	$574.21
Michigan Municipals Fund	51.3			0.06%	$118.80
Minnesota Municipals Fund	91.5			0.11%	$217.80
Mississippi Municipals Fund	14.4			0.02%	$39.60
Missouri Municipals Fund	100.0			0.12%	$237.60
National Municipals Fund	5,624.8			6.96%	$13,780.94
New Jersey Municipals Fund	242.8			0.30%	$594.01
New York Municipals Fund	349.3			0.43%	$851.41
North Carolina Municipals Fund	97.5			0.12%	$237.60
Ohio Municipals Fund	274.6			0.34%	$673.21
Oregon Municipals Fund	144.9			0.18%	$356.40
Pennsylvania Municipals Fund	295.3			0.37%	$732.61
Rhode Island Municipals Fund	47.8			0.06%	$118.80
South Carolina Municipals Fund	151.6			0.19%	$376.20
Tennessee Municipals Fund	56.0			0.07%	$138.60
Virginia Municipals Fund	133.4			0.17%	$336.60
West Virginia Municipals Fund	28.8			0.04%	$79.20
Eaton Vance Municipals Trust Series Totals		8,791.1	2500
AMT-Free Limited Maturity Municipals Fund	56.7			0.07%	$138.60
California Limited Maturity Municipals Fund	22.3			0.03%	$59.40
Massachusetts Limited Maturity Municipals Fund	61.4			0.08%	$158.40
National Limited Maturity Municipals Fund	666.9			0.83%	$1,643.42
New Jersey Limited Maturity Municipals Fund	48.4			0.06%	$118.80
New York Limited Maturity Municipals Fund	94.0			0.12%	$237.60
Ohio Limited Maturity Municipals Fund	20.7			0.03%	$59.40
Pennsylvania Limited Maturity Municipals Fund	56.8			0.07%	$138.60
Eaton Vance Investment Trust Series Totals		1,027.2	1250
Insured Municipals Fund	55.5			0.07%	$138.60
Hawaii Municipals Fund	17.0			0.02%	$39.60
High Yield Municipals Fund	641.0			0.79%	$1,564.22
Eaton Vance Tax-Advantaged Bond Strategies Fund	116.8			0.14%	$277.20
Kansas Municipals Fund	34.3			0.04%	$79.20
Eaton Vance Municipals Trust II Series Totals		864.6	1000

	Gross Assets	Stand-Alone Series	Amount of
	at 7/31/09	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands	Percentage	Premium
	000,000 omitted)	000,000 omitted)	000 omitted)	Allocation	Allocation
Eaton Vance Large-Cap Core Research Fund	22.5			0.03%	$59.40
Eaton Vance AMT-Free Municipal Bond Fund	749.0			0.93%	$1,841.42
Eaton Vance Structured Emerging Markets Fund	763.1			0.94%	$1,861.22
Eaton Vance Tax Free Reserves	92.3			0.11%	$217.80
Eaton Vance Tax-Managed Dividend Income Fund	1,198.2			1.48%	$2,930.43
Eaton Vance Mutual Funds Trust Series Totals		2,825.1	1900
Eaton Vance Institutional Short Term Income Fund	49.5			0.06%	$118.80
Eaton Vance Enhanced Equity Option Income Fund	7.0			0.01%	$19.80
Eaton Vance Real Estate Fund	0.4			0.00%	$0.00
Eaton Vance Risk-Managed Equity Option Income Fund	67.6			0.08%	$158.40
Eaton Vance Small-Cap Value Fund	22.5			0.03%	$59.40
Eaton Vance Special Investment Trust Series Totals		147.0	525
Eaton Vance VT Floating-Rate Income Fund	1,047.8			1.30%	$2,574.03
Eaton Vance VT Large-Cap Value Fund	28.8			0.04%	$79.20
Eaton Vance VT Worldwide Health Sciences Fund	16.9			0.02%	$39.60
Eaton Vance Variable Trust Series Totals		1,093.5	1250

Eaton Vance Funds' Total	80,763.30		70,050.00	100.00%	$198,002.00

Wright Total Return Fund	23.0			12.64%	$81.65
Wright Current Income Fund	38.7			21.28%	$137.47
The Wright Managed Income Trust Series Totals		61.7	400
Wright Major Blue Chip Equities Fund	36.9			20.29%	$131.07
Wright Selected Blue Chip Equities Fund	14.6			8.03%	$51.87
Wright International Blue Chip Equities Fund	68.7			37.76%	$243.94
The Wright Managed Equity Trust Series Totals		120.2	525

Wright Funds' Total	181.90		925.00	100.00%	$646.00

Cumulative Totals	80,945.20		70,975.00		$198,648.00

Total Fund Allocations (60%)	$198,648.00
Eaton Vance Corp. (40%)	$132,432.00
Cumulative Premium Paid	$331,080.00

(1) Premiums are first allocated to the Eaton Vance and Wright Fund groups based on their respective bond coverage requirements. Thereafter, each Fund group's allocated premium is allocated to each
Portfolio/Fund in the group based on their net assets.